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                             STOCK OPTION AGREEMENT


                 Agreement dated as of February 10, 1994 between Price Communications Corporation (the "Company"), a New York corporation with its principal office at 45 Rockefeller Plaza, New York, New York 10020, and Robert Price, residing at 25 East 86th Street, Apartment 8D, New York, New York 10028 ("Optionee").


1.       Grant of Option

                 The Optionee has been granted, on the terms and conditions set forth below, options (the "Options") to purchase up to 500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 (the "Common Stock"), for a price of $3.75 per share (the "Option Price"). The Options are granted pursuant to the Company's 1992 Long Term Incentive Plan (the "Plan") and are subject to the provisions of the Plan, which are incorporated herein by reference. Unless otherwise specified in this Agreement, all capitalized terms in this Agreement shall have the same meaning as set forth in the Plan. The Options, subject to the limits provided for under the Code, are intended to qualify as Incentive Stock Options. Any portion of the Options that do not qualify as Incentive Stock Options shall be treated as Non-Qualified Stock Options.

2.       Terms and Conditions of Options

         (a)     Term of Options

                 Subject to the provisions of subparagraph 2(c) and paragraph 4, each Option may be exercised at any time in whole or in part, whether or not the Optionee is employed by the Company at the time of exercise, during the period (i) beginning on the earlier of (x) the day immediately succeeding the date on which the average Fair Market Value of the Common Stock for any period of ten consecutive trading days (i.e., the sum of such Fair Market Values for such ten days, divided by ten) first equals or exceeds $12 and (y) February 10, 2001, and (ii) terminating on February 10, 2004.

         (b)     Non-Transferability of Options

                 The Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by the Optionee. If any Options are exercised after the Optionee's death, the Company may require evidence reasonably satisfactory to it of the appointment and qualification of the Optionee's personal representatives and their authority, and of the right of any heir or distributee to exercise such Options.

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         (c)     Termination of Employment

                 (i) Incapacity; Good Reason; or Without Cause. If the Optionee's employment with the Company terminates by reason of (x) Disability or "physical or mental incapacity" (such term being defined herein as used in the Employment Agreement (the "Employment Agreement") dated as of May 8, 1992 by and between the Company and Optionee) (any of the foregoing being herein collectively referred to as "Incapacity"), (y) termination by the Company other than for Cause, or (z) termination by the Optionee for Good Reason, the Options shall, notwithstanding any other provision of this Agreement, immediately become exercisable in full (if not otherwise then exercisable) and may thereafter be exercised in whole or in part by the Optionee for a period of three years from the date of such termination or until the expiration of the remaining term of the Options, whichever is shorter; provided, however, that if the Optionee dies within such three year period, the Options shall be exercisable for a period of one year from the date of death or until the expiration of the remaining term of the Options, whichever is shorter; provided further, however, that if such termination of employment occurs on or after February 10, 2001, the options shall remain exercisable until the expiration of the remaining term of the Options.

                 (ii) Death. If the Optionee's employment with the Company terminates by reason of the Optionee's death, the Options shall, notwithstanding any other provision of this Agreement, become immediately exercisable in full (if not otherwise then exercisable) and may thereafter be exercised in whole or in part by the legal representative of the Optionee's estate for a period of one year from the date of death or until the expiration of the remaining term of the Options, whichever is shorter; provided, however, that if the Optionee's death occurs on or after February 10, 2001, the Options shall remain exercisable until the expiration of the remaining term of the Options.

                 (iii) Other Termination. If the Optionee's employment with the Company terminates by reason of (x) termination by the Company for Cause; or (y) termination by the Optionee prior to February 10, 2001 other than by reason of Incapacity or Good Reason, the Options shall thereupon terminate (provided, however, if the Optionee's employment with the Company terminates by reason of termination by the Optionee on or after February 10, 2001 other than by reason of Incapacity or Good Reason, the Options shall remain exercisable until the expiration of the remaining term of the Options).

         (d)     Exercise of Options

                 The Options may be exercised only by written notice to the Company at its then principal office, Attention: Secretary. Any notice of exercise of Options shall be accompanied by payment

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in full of the aggregate Option Price of the Shares being purchased.  Payment of such aggregate Option Price may be made, at the election of the Optionee: (i) in cash or by check, bank draft or money order payable to the order of the Company,
(ii) through the delivery to the Company of shares of Common Stock owned by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or (if any has been issued to the Optionee under the Plan) Restricted Stock, or (subject to compliance with such conditions, if any, as are necessary to prevent the reduction of such shares of Common Stock being subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") by reduction in the number of shares of Common Stock issuable upon such exercise, based, in each case, on the Fair Market Value of the Common Stock on the date of payment (without regard to any forfeiture restrictions applicable to any Restricted Stock), or (iii) any combination of the foregoing. The Company shall have the right to require the Optionee to pay or otherwise satisfy any federal, state or local taxes required by law to be withheld in connection with such exercise prior to the issuance of the Shares purchased by such exercise. Subject to compliance with such conditions, if any, as are necessary to prevent the withholding of such shares of Common Stock from being subject to Section 16(b), the Optionee may elect to satisfy such withholding obligation by reducing the number of shares of Common Stock issuable upon such exercise, based on the Fair Market Value of the Common Stock on the date of payment.

         (e)     Issuance of Shares

                 The Committee may postpone the issuance of Shares for such reasonable period as will enable the Company to cause a registration statement with respect to such Shares to be filed or to become or remain effective under the Securities Act of 1933, as amended, or to cause compliance with applicable provisions of any state securities laws or the rules and regulations of any securities exchange on which the Common Stock may be listed. The Optionee agrees to comply with any and all legal requirements relating to the Optionee's resale or other disposition of any Shares acquired under this Agreement.

         (f)     Rights of Shareholder

                 The Optionee shall acquire none of the rights of a shareholder of the Company with respect to any Shares under this Agreement unless and until the Optionee has given written notice of exercise and has paid for such Shares as provided herein.

3.       Adjustment in Case of Changes Affecting Shares

                 In the event of any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of

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shares, distribution with respect to the outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or rights offering to purchase capital stock at a price below fair market value, or any similar change affecting the capital stock of the Company; then the aggregate number and kind of shares that thereafter may be purchased upon the exercise of the Options, the Option Price and the $12 figure set forth in Section 2(a) hereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted hereunder, and any such adjustment determined by the Committee in good faith shall be conclusive and binding upon the Company, the Optionee and their respective heirs, executors, administrators, successors and assigns.

4.       Change in Control

         (a)     Exercisability

                 In accordance with the Plan, in the event of a Change in Control of the Company, the outstanding Options shall become immediately exercisable in full (if not otherwise then exercisable), subject to the prior election by the Company to exercise the right to repurchase the Options provided in subparagraph 4(b) below.

         (b)     Buy-Out of Options

                 In its sole discretion, the Committee may provide for the purchase of any then outstanding Options by the Company or a Designated Subsidiary for an amount of cash equal to the excess of (i) the product of the Change in Control price (as defined below) and the number of Shares subject to the Options (ii) over the aggregate Option Price of such Options. For purposes of this subparagraph 4(b), the Change in Control price shall mean the higher of
(i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value of the Common Stock at any time during the 60-day period preceding the Change in Control.

         (c)     Parachute Payments

                 In the event that any benefits to the Optionee under this Agreement, either alone or together with any other payments or benefits otherwise owed to the Optionee by the Company or a Designated Subsidiary on or after a Change in Control would, in the Board of Directors' good faith opinion, be deemed under Section 280G of the Code, or any successor provision, to be parachute payments, the benefits under this Plan shall be reduced to the extent necessary, in the Board of Directors' good faith opinion, so that no portion of the benefits provided herein shall


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be considered excess parachute payments under Section 280G of the Code or any successor provision. The Board of Directors' good faith opinion shall be conclusive and binding upon the Optionee.

5.       Certain Definitions.  For purposes of this Agreement:

         (a) "Cause" shall mean any of the following, (i) Optionee's commission of any felony or any misdemeanor that involves fraud, moral turpitude or material loss to the Company or any subsidiary thereof or its business or reputation, (ii) Optionee's embezzlement or misappropriation of funds or property of the Company or any subsidiary thereof, (iii) Optionee's being sanctioned by state or federal authorities for material violation of laws, rules or regulations applicable to the Company's or any subsidiary's conduct of its business, (iv) Optionee's willful misconduct in the performance of the duties and obligations reasonably assigned to him by the Company's Board of Directors which is materially adverse to the Company or any subsidiary thereof, provided that such duties and obligations are consistent with his employment as the Chairman of the Board, President and Chief Executive Officer of the Company, include the supervision and control over, and complete responsibility for, the general management and operation of the Company and its subsidiaries (collectively, the "Companies"), are substantially and reasonably consistent with Optionee's duties with the Companies prior to the date of this Agreement, and are of the type usually assigned to the Chairman of the Board and the President and Chief Executive Officer in charge of companies similar to the Company, or (v) the Optionee's unreasonable neglect or refusal to perform such duties (unless significantly changed without his consent). No act, or failure to act, on the Optionee's part shall be considered "willful" unless done, or omitted from being done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Any termination of the Optionee's employment by the Company as a result of Incapacity, whether or not constituting Disability, or for any reason other than those specifically enumerated above, shall be deemed to be termination other than for Cause.

         (b) "Good Reason" shall mean the occurrence of any of the events or conditions described in clauses (i) - (v) hereof. (The enumeration of such events shall not imply that they are permitted under any employment or other applicable agreement between the Company and the Optionee.)

(i) A material change in the Optionee's title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his title, position or responsibilities as in effect on the date of this Agreement, or the assignment to Optionee of any duties or responsibilities which are inconsistent with his title, position of responsibilities as in effect on the date of this Agreement;


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(ii)        A reduction in the Optionee's base salary or other compensation or benefits, or any failure to pay or deliver to the Optionee any cash, stock or other compensation or benefits to which he is entitled within ten (10) days of the date due;

(iii) The Company's requiring the Optionee to be based in any place outside of New York City, except for reasonably required travel on the Company's business; or

(iv) The failure to elect to the Board of Directors or maintain in office at all times three directors designated by the Optionee (including the Optionee) during the three year period commencing on the Effective Date (as defined in the Employment Agreement) or to comply with any provisions of this Agreement or any of the provisions of the Employment Agreement; or

(v) In the case of any merger, consolidation or reorganization occurring prior to the third anniversary of the Effective Date involving the Company, the failure of the Optionee and the surviving corporation to agree upon a new and mutually satisfactory employment agreement.

6.          General

            (a) This Agreement shall be interpreted in accordance with the terms of the Plan. Subject to the next sentence below, in the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall be controlling. To the extent that any of the terms of Section 2 hereof vary from those otherwise provided in Article SIX of the Plan, such variations were expressly provided for by the Committee at the time of grant in accordance with said Article SIX.

            (b) Any communication in connection with this Agreement shall be deemed duly given when delivered in person or three days after being mailed by certified or registered mail, return receipt requested, to the Optionee at his or her address listed above or such other address of which Optionee shall have advised the Company by similar notice; or to the Company at its then principal office: Attention: Secretary.

            (c) This Agreement (which incorporates the provisions of the Plan) sets forth the parties' final and entire agreement with respect to its subject matter, may not be changed or terminated orally, and shall be governed by and construed in accordance with the internal laws of the State of New York, regardless of the law that might otherwise govern under applicable New York principles of conflict of laws. This agreement shall bind and benefit the Optionee and the heirs, distributees and personal representatives of the Optionee, and the Company and its successors and assigns.


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                 IN WITNESS WHEREOF, the parties have duly executed this
Agreement on the date first above written.


                                                PRICE COMMUNICATIONS CORPORATION


                                                By
                                                   -----------------------------
                                                   Secretary


                                                   -----------------------------
                                                   Robert Price





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